    Exhibit 10.17

INGERSOLL-RAND COMPANY
SUPPLEMENTAL EMPLOYEE SAVINGS PLAN
(AMENDED AND RESTATED EFFECTIVE JANUARY 1, 2003)

INTRODUCTION

Ingersoll-Rand Company (the "Company") established the Ingersoll-Rand Company Employee Savings Plan (the "Qualified Savings Plan") effective January 1, 2003 for employees employed by the Company and certain subsidiaries and affiliates of the Company (the "Employees"), under which benefits are subject to various limitations imposed by Sections 401 and 415 of the Internal Revenue Code of 1986, as amended (the "Code"), and under which benefits do not reflect compensation of Employees deferred under the IR Executive Deferred Compensation Plan (the "Deferral Plan").

The purpose of this amended and restated Ingersoll-Rand Company Supplemental Employee Savings Plan, which was formerly known as the Ingersoll-Rand Company Supplemental Savings and Stock Investment Plan (the "Supplemental Savings Plan") is to provide a vehicle under which Employees can be paid benefits which are supplemental to benefits payable under the Qualified Savings Plan that are limited by operation of Sections 401 and 415 of the Code (or successor provisions) and that do not include compensation deferred under the Deferral Plan.

Effective August 1, 2002, the liabilities under the Ingersoll-Rand Company Supplemental Retirement Account Plan (the "Supplemental RAP") were merged into this Supplemental Savings Plan.

It is intended that this Supplemental Savings Plan be treated as "a plan which is unfunded and is maintained by an employer primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees" within the meaning of the Employee Retirement Income Security Act of 1974, as amended.

Unless otherwise indicated herein, capitalized terms shall have the same meanings as they have under the Qualified Savings Plan.

This Supplemental Savings Plan, as amended and restated, shall be effective January 1, 2003 with respect to all Employees except those Employees employed by The Torrington Company.  The provisions of this Supplemental Savings Plan as in effect prior to January 1, 2003 shall continue to apply to Employees of The Torrington Company.

SECTION 1
ELIGIBILITY

1.1       Eligibility.  An Employee shall become eligible to participate under this Supplemental Savings Plan for a calendar year as of the date on which his total Company Matching Contributions for such year under the Qualified Savings Plan are less than such total Company Matching Contributions would have been if the definition of Compensation specified in the Qualified Savings Plan did not exclude (i) compensation in excess of the limitation provided under Section 401(a)(l7) of the Code and/or (ii) compensation deferred under the Deferral Plan.

            An Employee who had an account under the Supplemental RAP merged into this Supplemental Savings Plan on August 1, 2002 shall also be eligible to participate.

SECTION 2
ACCOUNTS/SUPPLEMENTAL BENEFITS

2.1       Accounts.  The Company shall establish on its books an account for each Employee who has become eligible to participate in this Supplemental Savings Plan (each an "Employee Account").  Such Employee Accounts shall be credited with Supplemental Company Contributions in accordance with Sections 2.2 and 2.3 hereof.

            The Company shall establish on its books an account for each Employee who had an account under the Supplemental RAP merged into this Supplemental Savings Plan (each a "Supplemental RAP Account").

2.2       Company Contributions.  An Employee shall be entitled to receive a Supplemental Company Contribution (credited as provided in Section 2.3) for any year in which the Employee's Compensation for the year exceeds the limitation provided under Section 401(a)(l7) of the Code and/or did not reflect compensation deferred under the Deferral Plan.  The amount of Supplemental Company Contributions credited to the Employee Account of an Employee who is eligible to receive a benefit for a year shall equal (a) the Company Matching Contributions for such year, calculated as if the limitations described above did not apply, less (b) the Company Matching Contributions made with respect to the Employee under the Qualified Savings Plan.

            Contributions shall not be made to the Supplemental RAP Account on or after January 1, 2003.  Contributions made to the Supplemental RAP Account prior to January 1, 2003 were made in accordance with the provisions of the Supplemental RAP in effect prior to January 1, 2003.

2.3       Common Stock Units.

(a)        For purposes hereof, the following terms shall have the meanings set forth below:

(i)         "Common Stock" means the Class A common shares, par value $1.00 per share, of Ingersoll-Rand Company Limited, a Bermuda company.

(ii)        "Common Stock Unit" means the right to receive dividends in respect of the Common Stock and the right to receive the Fair Market Value of a Unit.

(iii)       "Fair Market Value of a Unit" means the fair market value of one unit of Common Stock as determined under the recordkeeping procedures established for the Company Stock Fund under the Qualified Savings Plan.

(b)        All Supplemental Company Contributions shall be made by crediting to the Employee Account of each Employee eligible to participate in this Supplemental Savings Plan such number of Common Stock Units as will equal (i) the amount of Supplemental Company Contributions to which such Employee is entitled pursuant to Section 2.2, divided by (ii) the Fair Market Value of a Unit on the date such Supplemental Company Contribution is made.  Crediting of Common Stock Units shall occur at the same time as determined under the recordkeeping procedures established for the Qualified Savings Plan.

(c)        On the date of payment of each cash dividend in respect of the Common Stock, each Employee Account shall be credited with additional Common Stock Units in the same manner and at the same time as determined under the recordkeeping procedures established for the Qualified Savings Plan.

(d)               In the event of any stock dividend on the Common Stock or any split-up or combination of shares of the Common Stock, appropriate adjustment shall be made by the Committee (hereinafter defined) in the aggregate number of Common Stock Units credited to each Employee Account.

2.4       Interest on Supplemental RAP Account.

            Unless and until the Company establishes a trust pursuant to Section 6.1 hereof, the amounts credited to each Supplemental RAP Account shall be credited with interest at a rate equal to the rate of return earned by the money market investment option available under the Qualified Savings Plan and that is designated by the Committee as the money market investment option that shall apply for purposes of crediting interest under this Section 2.4.  To the extent the Company contributes funds on behalf of an Employee to a trust established under Section 6.1 hereof, his Supplemental RAP Account hereunder shall be transferred to an account within such trust and shall be credited with the rate of return earned by the funds so contributed.  Any unfunded portion of the Supplemental RAP Account shall continue to be credited with interest as provided above in this Section 2.4.

SECTION 3
VESTING

3.1       Vesting.  Except as provided in Section 6 hereof, an Employee shall vest in his Employee Account and/or Supplemental RAP Account at the same time that the Employee becomes vested in his Company Matching Contribution Account and/or Company Retirement Contribution Account, respectively, under the Qualified Savings Plan.  An Employee shall forfeit the nonvested portion of his Employee Account and/or RAP Account upon his termination of employment with the Company to the extent provided in the Qualified Savings Plan.

SECTION 4
DISTRIBUTIONS

4.1              Time of Distribution.  The amounts payable to an Employee from his Employee Account and/or his Supplemental RAP Account hereunder shall be payable in a lump sum on the Employee's Payment Date.  Unless the Employee is a "grandfathered" Employee as described below, the Payment Date shall be as soon as administratively practicable following the Employee's termination of employment with the Company.  However, an Employee who is a participant in the Ingersoll-Rand Company Elected Officers Supplemental Program or the Ingersoll-Rand Company Key Management Supplemental Program may file a deferral election under the Deferral Plan at least one year in advance of such termination of employment to defer the payment of such lump sum under the Deferral Plan.

If the Employee is a "grandfathered " Employee, the Payment Date shall be the later of (a) the first business day of the calendar year following the date the Employee's employment with the Company terminates by reason of death, disability, retirement or otherwise, or (b) the first business day of the sixth calendar month following the date the Employee's employment with the Company terminates by reason of death, disability, retirement or otherwise, unless such "grandfathered" Employee has a deferral election under the Deferral Plan on file at least one year in advance of the Employee's termination of employment with the Company.  A "grandfathered" Employee is an Employee who is a participant in the Ingersoll-Rand Company Elected Officers Supplemental Program or the Ingersoll-Rand Company Key Management Supplemental Program and who terminates employment with the Company prior to March 1, 2004.

In the event a valid deferral election is made under the Deferral Plan, the lump sum amount that would have otherwise been payable under this Supplemental Savings Plan shall be credited to the Deferral Plan as of the date that would have been the Payment Date had a valid deferral election not been made.

Any such payment not deferred under the Deferral Plan shall be made to the Employee or to his beneficiary(ies) under this Supplemental Savings Plan if he is not then living.  The Employee's beneficiary(ies) under this Supplemental Savings Plan shall be the beneficiary(ies) under the Qualified Savings Plan unless the Employee designates another beneficiary(ies) in writing, and such written designation has been received by the Committee.  An Employee may change the designated beneficiary(ies) under this Supplemental Savings Plan at any time, by providing such designation in writing to the Committee (as hereinafter defined).

4.2       Valuation Date.  For purposes hereof, the Valuation Date (as defined in the Qualified Savings Plan) shall be the date that is as soon as administratively practicable following a "grandfathered" Employee's termination of employment with the Company by reason of death, disability, retirement or otherwise.

4.3       Form of Benefits.

(a)        Benefits payable from an Employee's Employee Account (other than a "grandfathered" Employee) shall be in the form of a cash lump-sum equal to (a) the number of Common Stock Units credited to such Employee's Employee Account as of the Payment Date, multiplied by (b) the Fair Market Value of a Unit on the Payment Date.

(b)        Benefits payable from a "grandfathered" Employee's Employee Account shall be in the form of a cash lump-sum equal to (a) the number of Common Stock Units credited to such "grandfathered" Employee's Employee Account as of the date of such "grandfathered" Employee's termination of employment, multiplied by (b) the Fair Market Value of a Unit on the Valuation Date.  The amount payable pursuant to this Section 4.3(b) shall accrue interest based on the rate paid by the money market investment option available under the Qualified Savings Plan and that is designated by the Committee as the money market investment option that shall apply for purposes of accruing interest under this Section 4.3(b).  Interest shall accrue until the Employee's Payment Date.

(c)        Benefits payable from an Employee's Supplemental RAP Account shall be in the form of a cash lump-sum equal to the amounts credited to such Employee's Supplemental RAP Account as of the Employee's Payment Date.

4.4       Payment of Benefits.  Thebenefits payable under this Supplemental Savings Plan shall be paid to an Employee by the Company, provided, however, that if the Company shall have made a contribution to a trust established under Section 5 hereof of all or a portion of the amount credited to such Employee's Account and/or Supplemental RAP Account under this Supplemental Savings Plan (a) the amount paid to the Employee by the Company hereunder shall be reduced by the amount distributed to such Employee from such trust and (b) the amount distributed to such Employee from such trust shall be limited by the amount to which such Employee is entitled pursuant to Section 4.3 hereof.  However, an Employee who is a participant in the Ingersoll-Rand Company Elected Officers Supplemental Program or the Ingersoll-Rand Company Key Management Supplemental Program may file a deferral election under the Deferral Plan at least one year in advance of the Employee's termination of employment with the Company to defer payment under the Deferral Plan.

SECTION 5
TRUST FUND INVESTMENT

5.1       Establishment of Trust.  Except as provided in Section 6.1 hereof, the Company shall have no obligation to fund the Employee Accounts and/or Supplemental RAP Accounts hereunder.  The Company may, however, in its sole discretion, enter into a trust agreement and establish a trust fund to assist it in meeting its obligations under this Supplemental Savings Plan.  The trust agreement shall provide that all amounts contributed to the trust, together with earnings thereon, shall be invested and reinvested as provided therein.

5.2       Rights of Creditors.  The assets held by the trust shall be subject to the claims of general creditors of the Company in the event of the Company's insolvency.  The rights of an Employee to the assets of such trust fund shall not be superior to those of an unsecured creditor of the Company.

5.3       Disbursement of Funds.  All contributions to the trust fund shall be held and disbursed in accordance with the provisions of the related trust agreement.  No portion of the trust fund may be returned to the Company other than in accordance with the terms of the related trust agreement.

5.4       Company Obligation.  Notwithstanding any provisions of any such trust agreement to the contrary, the Company shall remain obligated to pay benefits under this Supplemental Savings Plan.  Nothing in this Supplemental Savings Plan or any such trust agreement shall relieve the Company of its liabilities to pay benefits under this Supplemental Savings Plan except to the extent those liabilities are met by the distribution of trust assets.

SECTION 6
CHANGE OF CONTROL

6.1       Contributions to Trust.  In the event that the Board of Directors of Ingersoll-Rand Company is informed by the Board of Directors of Ingersoll-Rand Company Limited that a 'change in control' of Ingersoll-Rand Company Limited has occurred, Ingersoll-Rand Company shall be obligated to establish a trust and to contribute to the trust an amount equal to the balance credited to each Employee's Employee Account and/or Supplemental RAP Account established hereunder, such Employee Accounts and/or Supplemental RAP Accounts to be valued as of the last day of the calendar month immediately preceding the date the Board of Directors of Ingersoll-Rand Company was informed that a 'change in control' has occurred.

6.2       Amendments. Following a 'change of control' of Ingersoll-Rand Company Limited, any amendment modifying or terminating this Supplemental Savings Plan shall have no force or effect.

6.3       Definition of Change of Control.

(a)        For purposes hereof, a 'change of control' shall have the meaning designated: (i) in the Ingersoll-Rand Benefit Trust Agreement, dated as of September 1, 1988, as amended, between Ingersoll-Rand Company and The Bank of New York, as trustee, or (ii) in such other trust agreement that restates or supercedes the agreement referred to in clause (i), in either case for purposes of satisfying certain obligations to executive employees of Ingersoll-Rand Company.

            Notwithstanding the foregoing paragraph or any other provision of the Supplemental Savings Plan or the trust agreement to the contrary, none of the transactions contemplated by the Merger Agreement that are undertaken by (i) Ingersoll-Rand Company or its affiliates prior to or as of the Effective Time, or (ii) Ingersoll-Rand Company Limited or its affiliates on and after the Effective Time, shall trigger, constitute or be deemed a 'change of control'.  On and after the Effective Time, the term 'change of control' shall refer solely to a 'change of control' of Ingersoll-Rand Company Limited.

(b)        Change of Control Definitions.  For purposes of this Section 6.3 of the Supplemental Savings Plan the terms below shall have the following meaning:

            'Effective Time' shall mean the Effective Time as such term is defined in the Merger Agreement.

            'Merger Agreement' shall mean that certain Agreement and Plan of Merger among the Company, Ingersoll-Rand Company Limited and IR Merger Corporation, dated as of October 31, 2001, pursuant to which the Company will become an indirect wholly-owned subsidiary of Ingersoll-Rand Company Limited.

SECTION 7
MISCELLANEOUS

7.1       Amendment and Termination.  Except as provided in Section 6.2 hereof, this Supplemental Savings Plan may, at any time and from time to time, be amended or terminated without the consent of any Employee or beneficiary, (a) by the Board of Directors of the Company, or (b) in the case of amendments which do not materially modify the provisions hereof, the Committee, provided, however, that no such amendment or termination shall reduce any benefits accrued under the terms of this Supplemental Savings Plan prior to the date of termination or amendment.

7.2       No Contract of Employment.  The establishment of this Supplemental Savings Plan or any modification thereof shall not give any Employee or other person the right to remain in the service of the Company or any of its subsidiaries, and all Employees and other persons shall remain subject to discharge to the same extent as if the Supplemental Savings Plan had never been adopted.

7.3       Limitation of Rights.  Nothing in this Supplemental Savings Plan shall be construed to give any Employee any rights whatsoever with respect to shares of Common Stock.

7.4       Withholding.  The Company shall be entitled to withhold from any payment due under this Supplemental Savings Plan any and all taxes of any nature required by any government to be withheld from such payment.

7.5       Loans.  No loans to Employees shall be permitted under this Supplemental Savings Plan.

7.6       Compensation Committee.  This Supplemental Savings Plan shall be administered by the Compensation Committee (or any successor committee) of the Board of Directors of the Company (the "Committee").  The Committee shall make all determinations as to the right of any person to a benefit.  Any denial by the Committee of the claim for benefits under this Supplemental Savings Plan by an Employee or beneficiary shall be stated in writing by the Committee and delivered or mailed to the Employee or beneficiary.  Such notice shall set forth the specific reasons for the Committee's decision.  In addition, the Committee shall afford a reasonable opportunity to any Employee or beneficiary whose claim for benefits has been denied for a review of the decision denying the claim.

7.7       Entire Agreement; Successors.  This Supplemental Savings Plan, including any subsequently adopted amendments, shall constitute the entire agreement or contract between the Company and any Employee regarding this Supplemental Savings Plan.  There are no covenants, promises, agreements, conditions or understandings, either oral or written, between the Company and any Employee relating to the subject matter hereof, other than those set forth herein.  This Supplemental Savings Plan and any amendment hereof shall be binding on the Company and the Employees and their respective heirs, administrators, trustees, successors and assigns, including but not limited to, any successors of the Company by merger, consolidation or otherwise by operation of law, and on all designated beneficiaries of the Employee.

7.8       Severability.  If any provision of this Supplemental Savings Plan shall, to any extent, be invalid or unenforceable, the remainder of this Supplemental Savings Plan shall not be affected thereby, and each provision of this Supplemental Savings Plan shall be valid and enforceable to the fullest extent permitted by law.

7.9       Application of Plan Provisions.  All relevant provisions of the Qualified Savings Plan shall apply to the extent applicable to the obligations of the Company under this Supplemental Savings Plan.  Benefits provided under this Supplemental Savings Plan are independent of, and in addition to, any payments made to Employees under any other plan, program, or agreement between the Company and Employees eligible to participate in this Supplemental Savings Plan, or any other compensation payable to any Employee by the Company or by any subsidiary or affiliate of the Company.

7.10     Governing Law.  The laws of the State of New Jersey shall govern this Supplemental Savings Plan.

7.11     Participant as General Creditor.  Benefits under this Supplemental Savings Plan shall be payable by the Company out of its general funds.  The Company shall have the right to establish a reserve or make any investment for the purposes of satisfying its obligation hereunder for payment of benefits at its discretion, provided, however, that no Employee eligible to participate in this Supplemental Savings Plan shall have any interest in such investment or reserve.  To the extent that any person acquires a right to receive benefits under this Supplemental Savings Plan, such rights shall be no greater than the right of any unsecured general creditor of the Company.

7.12     Nonassignability.  To the extent permitted by law, the right of any Employee or any beneficiary in any benefit hereunder shall not be subject to attachment or other legal process for the debts of such Employee or beneficiary; nor shall any such benefit be subject to anticipation, alienation, sale, transfer, assignment or encumbrance.

IN WITNESS WHEREOF, the Company has caused this amendment and restatement to be executed by its duly authorized representative as of January 1, 2003.

 INGERSOLL-RAND COMPANY

                                                                                                                               By: /s/ Donald H. Rice
                                                                                                                               Donald H. Rice
                                                                                                                               Senior Vice President
                                                                                                                               Human Resources